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                                                                     Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of New York Telephone Company on Form S-3 (File No. 33-50615) of our report dated February 7, 1997, except as to the information presented in Note U, for which the date is August 14, 1997, on our audits of the consolidated financial statements of New York Telephone Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Current Report on Form 8-K.


                                                       COOPERS & LYBRAND L.L.P.






1301 Avenue of the Americas
New York, New York
January 12, 1998